As filed with the Securities and Exchange Commission on September 23, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

M-TRON INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	46-0457994
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2525 Shader Road, Orlando, Florida	32804
(Address of Principal Executive Offices)	(Zip Code)

(407) 298-2000

(Registrant’s telephone number, including area code)

Second Amended and Restated M-tron Industries, Inc. 2022 Incentive Plan

(Full title of the plan)

Cameron Pforr

Chief Executive Officer and Chief Financial Officer

M-tron Industries, Inc.

2525 Shader Road

Orlando, Florida 32804

(407) 298-2000

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Taylor K. Wirth

Barnes & Thornburg LLP

1600 West End Avenue, Suite 800

Nashville, TN 37203-3494

(615) 621-6010

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

M-tron Industries, Inc., a Delaware corporation (the “Company”), previously filed a Registration Statement on Form S-8 (File No. 333-268402) registering 500,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), under the Company’s Amended and Restated 2022 Incentive Plan (the “Original Plan”), on November 16, 2022. The Original Plan was initially adopted by the Company’s Board of Directors in April 2022 and amended and restated in August 2022.

Pursuant to General Instruction E to Form S-8, the contents of the previously filed Registration Statement, including any amendments thereto or filings incorporated therein, are incorporated herein by reference, except as modified, supplemented or superseded herein.

On April 27, 2026, the Company’s Board of Directors approved and adopted a second amendment and restatement of the Original Plan (as amended, the “Second A&R 2022 Plan”), primarily to increase the number of shares authorized under the plan by 1,000,000 shares, for a total of 1,500,000 shares, subject to stockholder approval at the 2026 Annual Meeting of Stockholders. The Second A&R 2022 Plan was later approved by the Company’s stockholders at the 2026 Annual Meeting of Stockholders on June 16, 2026.

Pursuant to General Instruction E of Form S-8, this Registration Statement on Form S-8 is being filed by the Company to register an aggregate of 1,000,000 additional shares of the Company’s Common Stock authorized under the Second A&R 2022 Plan, as approved by the stockholders at the 2026 Annual Meeting of Stockholders on June 16, 2026.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents, which have been filed with the Securities and Exchange Commission (the “SEC”) by the Company, are incorporated by reference in this Registration Statement, except to the extent that information therein is deemed furnished and not filed pursuant to securities laws and regulations:

•	Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 26, 2026;
•	Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2026, filed with the SEC on May 13, 2026, and June 30, 2026, filed with the SEC on August 12, 2026;
•

Current Reports on Form 8-K, filed with the SEC on January 7, 2026; March 18, 2026 (excluding any information furnished in such reports under Item 7.01); March 30, 2026; March 31, 2026 (8-K/A); April 9, 2026; April 21, 2026; and June 18, 2026;

•	portions of the Company's definitive proxy statement on Schedule 14A, filed with the SEC on April 30, 2026, that are deemed “filed” with the SEC under the Exchange Act; and
•

the description of our Common Stock contained in Exhibit 4.1 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed on March 26, 2026, together with any amendment or report filed with the SEC for the purpose of updating such description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits

Incorporated by Reference
Exhibit No.	Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

4.1	Amended and Restated Certificate of Incorporation of M-tron Industries, Inc.	10	001-41391	3.1	August 3, 2022
4.2	Amended and Restated Bylaws of M-tron Industries, Inc.	10	001-41391	3.2	August 3, 2022
4.3	Second Amended and Restated M-tron Industries, Inc. 2022 Incentive Plan.					X

5.1	Opinion of Barnes & Thornburg LLP.					X

23.1	Consent of PKF O'Connor Davies, LLP.					X
23.2	Consent of Barnes & Thornburg LLP (contained in Exhibit 5.1).					X

24.1	Power of Attorney (included on the signature page to this Registration Statement).					X

107	Filing Fee Table.					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on this 23rd day of September, 2026.

M-TRON INDUSTRIES, INC.

By:	/s/ Cameron Pforr
Cameron Pforr
Chief Executive Officer and Chief Financial Officer (Principal Executive Officer and Principal Financial Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Cameron Pforr, William A. Drafts and Linda M. Biles, and each of them, any of whom may act without joinder of the other, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each person listed below has signed this registration statement as an officer or director of M-tron Industries, Inc.

SIGNATURE	CAPACITY	DATE

/s/ Cameron Pforr	Chief Executive Officer and Chief Financial Officer	September 22, 2026
CAMERON PFORR	(Principal Executive Officer and Principal Financial Officer)

/s/ Linda M. Biles	Executive Vice President - Finance	September 22, 2026
LINDA M. BILES	(Principal Accounting Officer)

/s/ Marc Gabelli	Co-Chairman of the Board	September 22, 2026
MARC GABELLI

/s/ Bel Lazar	Co-Chairman of the Board	September 22, 2026
BEL LAZAR

/s/ Ivan Arteaga	Director	September 22, 2026
IVAN ARTEAGA

/s/ David M. Goldman	Director	September 22, 2026
DAVID M. GOLDMAN

/s/ Robert V. LaPenta, Jr.	Director	September 22, 2026
ROBERT V. LAPENTA, JR.

/s/ John S. Mega	Director	September 22, 2026
JOHN S. MEGA

/s/ Hendi Susanto	Director	September 22, 2026
HENDI SUSANTO